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                                                                   EX-99.906CERT

                           SECTION 906 CERTIFICATIONS

Greg J. Stark, Principal Executive Officer and Chief Executive Officer; and Mark
E. Swanson, Principal Financial Officer, Principal Accounting Officer and Treasurer of Russell Investment Company, a Massachusetts Business Trust (the "Registrant"), each certify that:

1. The Registrant's periodic report on Form N-CSR for the period ended October 31, 2006 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to Russell Investment Company and will be retained by Russell Investment Company and furnished to the Securities and Exchange Commission or its staff upon request.

Principal Executive Officer and         Principal Financial Officer,
Chief Executive Officer                 Principal Accounting
Russell Investment Company              Officer and Treasurer
                                        Russell Investment Company


/s/ Greg J. Stark                       /s/ Mark E. Swanson
-------------------------------------   ----------------------------------------
Greg J. Stark                           Mark E. Swanson

Date: December 22, 2006                 Date: December 22, 2006